Exhibit 10.16

EMPLOYMENT AGREEMENT

Concluded on September 20, 2002 between:

CAREY AGRI INTERNATIONAL POLAND Sp. z o. o.
ul. Bokserska 66A
02-690 Warszawa

hereinafter referred to as the Employer represented by Human Resources Director
Mrs. Magdalena Porowska
and

Mr. Evangelos Evangelou
resident in Warsaw, Fosa St. 37B / 45

§1

The Employer engages the Employee as Chief Operating Officer.

§2

The agreement herewith is signed for terminated period of time from September 20, 2002 thru November 13, 2004 and can be dissolved by 3 months’ notice.

§3

The range of duties of the employed party is the following but not limited to:

1.      Any operational matters connected with Carey Agri International Poland,

2.      Participation in the Board of Directors of Carey Agri International Poland.

§4

During the term of this contract, the Employee will be paid in accordance with the basis set out below:

1.      Monthly remuneration amounts to the equivalent of 800 USD net paid in Polish zlotys,

2.      The monthly remuneration is counted on the basis of the average monthly NBP exchange rate,

§5

The Employee will be entitled to annual vacation leave according to the Labor Code regulations.

§6

All issues not regulated herein shall be determined in accordance with the Polish Labor Code.

§7

Any modification of this contract must be made in writing under penalty of nullity.

§8

The Agreement has been made in two identical copies, one for each Party and in two language versions: Polish and English, each of which has equal legal force.

EMPLOYEE - DATE AND SIGNATURE	EMPLOYER

Statement

I declare that I have received a copy of this contract and after acknowledging its substance, I accept the proposed terms of employment and remuneration.
Simultaneously, I acknowledge the work regulations presently in force within the firm.
I hereby confirm my undertaking to keep confidential all information relating to my Employer and employment and not to convey them to any third party.

EMPLOYEE - DATE AND SIGNATURE	EMPLOYER

ANEX TO
EMPLOYMENT AGREEMENT

THIS ANEX TO EMPLOYMENT AGREEMENT (“Agreement”) dated January 1, 2003 is entered into as of January 1, 2003, by and between Central European Distribution Corporation, Inc., a Delaware corporation (the “Company”), and Evangelos Evangelou (the “Executive”).

1.             Base salary.

As of January 1, 2003 The Executive shall be paid an annual base salary (the “Base Salary”) increased by $ 10 000 net in the amount of $ 65, 200 net per annum.

All other points of “Agreement” remain unchanged.

IN WITNESS WHEREOF, the undersigned have duly executed this anex to Agreement, or have caused this anex to Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION
By:

Name:	William V. Carey
Title:	Chairman

Name:	Evangelos Evangelou	Name:	Jan Laskowski
Title:	Executive	Title:	Remuneration Commitee